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                                                                    Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Barr Laboratories, Inc. on Form S-8 of our reports dated August 7, 2000, appearing in the Annual Report on Form 10-K of Barr Laboratories, Inc. for the year ended June 30, 2000.


/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
November 21, 2000